 EXHIBIT 32.1

PaineWebber R&D
Partners III, L.P.

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PaineWebber R&D Partners III, L.P. (the “Partnership”) on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen R. Dyer, President of PaineWebber Development Corp., General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

_________________________________
Stephen R. Dyer
President of PaineWebber Development Corp.,
as General Partner of the Partnership
August 15, 2005

17